POWER OF ATTORNEY

      I, the undersigned officer of WisdomTree Trust, hereby constitute and appoint each of Jonathan Steinberg and Richard Morris, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments (including pre- and post-effective amendments) to the Registration Statement of WisdomTree Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

      The undersigned specifically permits this Power of Attorney to be filed as an exhibit to the above-referenced Registration Statement on Form N-1A, or any amendment thereto, with the Securities and Exchange Commission. The undersigned revokes all previous powers of attorney granted by him to the extent inconsistent with this Power of Attorney. This Power of Attorney will remain in full force and effect until specifically rescinded by the undersigned.

Name:                          Capacity:                          Date:


/s/Amit Muni                   Treasurer (Principal Financial
----------------------         and Accounting Officer),           May 7, 2008
Amit Muni                      Assistant Secretary